Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of our reports dated April 6, 2011 with respect to the combined statements of income, of changes in owner’s equity and of cash flows of EVERTEC Business Group (Predecessor) for the nine months ended September 30, 2010 and for the year ended December 31, 2009, and March 27, 2012 with respect to the consolidated balance sheets as of December 31, 2011 and 2010 of EVERTEC, Inc. and its subsidiaries (Successor) and related consolidated statements of income and comprehensive income (loss), of changes in stockholder’s equity and of cash flows for the year ended December 31, 2011 and for the three months ended December 31, 2010, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Juan, Puerto Rico

July 13, 2012